UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2018

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Company's telephone number, including area code:  (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

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Item 2.02        Results of Operations and Financial Condition.

On March 26, 2018, Industrial Services of America, Inc. (the "Company") issued a press release announcing its operating results for the quarter and year ended December 31, 2017.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 2.02 of this report, including the related Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Interim CEO and Chairman of the Board; Appointment of New CEO and Chairman

On March 26, 2018, the Company announced that Orson Oliver, the Company’s Interim Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (the “Board”) of the Company, resigned from those positions, effective following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Mr. Oliver’s resignation as Interim CEO and Chairman of the Board is not the result of any disagreement with the Company and is not related to the Company’s operational performance or financial condition. Mr. Oliver will continue to serve as a general member of the Board following his resignation as Chairman.

The Board appointed Vincent J. Tyra, who has served as a director since 2014, to succeed Mr. Oliver as Chairman of the Board. Mr. Tyra will receive no additional compensation for his service as Chairman of the Board.

On March 26, 2018, the Board appointed Todd L. Phillips as CEO of the Company to succeed Mr. Oliver. The Board also increased the number of directors to five and appointed Mr. Phillips to serve as a director. Mr. Phillips, age 41, was appointed President of the Company in September 2016, was appointed Secretary in June 2016, and has served as the Company’s Chief Financial Officer since December 31, 2014. Mr. Phillips will retain his positions as President and Chief Financial Officer following his appointment as CEO. Mr. Phillips joined the Company from CRS Reprocessing, LLC, where he held the positions of Chief Operating Officer and Chief Financial Officer from January 2009 to December 2014. CRS is a private equity backed company with operations in the United States, Europe and Asia. Before CRS, Mr. Phillips was Chief Financial Officer at Genscape, Inc. from March 2004 to January 2009, a global information provider to energy commodity traders. Genscape was backed by private equity firm Oaktree Capital and was honored twice during Mr. Phillips’ tenure as an Inc. 500 company, recognizing Genscape as one of the 500 fastest growing companies in the United States. Mr. Phillips was the corporate controller for Metal Sales Manufacturing Corporation from March 2002 to March 2004. Mr. Phillips began his career at Arthur Andersen LLP from December 1997 through March 2002 following his graduation from the University of Kentucky. He is a Certified Public Accountant and holds degrees in accounting and business administration, with a focus on finance, from the University of Kentucky.

There are no arrangements or understandings between Mr. Phillips and any other persons pursuant to which he was selected as CEO or as a director. There are also no family relationships between Mr. Phillips and any director or executive officer of the Company.  Mr. Phillips has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Phillips will receive no additional compensation for his service on the Board; information regarding Mr. Phillips’ executive officer compensation is set forth below.

Employment Agreement

In connection with Mr. Phillips’ appointment as CEO, the Company entered into an Amended and Restated Employment Agreement with Mr. Phillips on March 26, 2018 (the “Employment Agreement”). The Employment Agreement is effective as of January 1, 2018, with the one-year initial term ending on December 31, 2018, subject to earlier termination as described below. After expiration of the initial term, the term will be automatically extended for additional 12-month periods thereafter if neither party gives written notice to the other within 30 days before expiration of the original 12-month period or any renewal period thereafter of that party’s desire to terminate the Employment Agreement.

If Mr. Phillips’ employment is terminated by the Company without “Cause” or due to Mr. Phillips’ resignation for “Good Reason” (each, as defined in the Employment Agreement), Mr. Phillips will be entitled to the continued payment of his base salary and COBRA premiums for twelve months following such termination. Mr. Phillips’ receipt of the payments and benefits described in this paragraph is contingent on his execution and nonrevocation of a release of claims in favor of the Company. Following the termination of Mr. Phillips’ employment with the Company, Mr. Phillips is subject to non-competition and non-solicitation covenants, which extend for 12 months following termination of employment.

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Pursuant to the Employment Agreement, Mr. Phillips will earn an annual base salary of $300,000, subject to adjustment by the Board. Mr. Phillips will be eligible to receive an annual performance-based bonus (the “Bonus”) that provides him an opportunity to earn a target bonus equal to 50% of his then-current base salary (the “Target Bonus”). Beginning with the calendar year ending December 31, 2018, Mr. Phillips will be eligible to receive a Bonus amount based on the achievement of “Adjusted EBITDA” (as defined in the Employment Agreement) targets. Mr. Phillips must be employed on the day payments are made in order to be eligible for a Bonus for that calendar year.

With respect to each calendar year during the term of Mr. Phillips’ employment with the Company, if the Company’s “Adjusted EBITDA” (as defined in the Employment Agreement) for such calendar year: (i) equals the “Target EBITDA” (as defined below), then Mr. Phillips’ Bonus for such calendar year shall be equal to 100% of the Target Bonus; (ii) is equal to “Minimum EBITDA” (as defined in the Employment Agreement), then Mr. Phillips’ Bonus for such calendar year shall be equal to 50% of the Target Bonus; (iii) is equal to or greater than “Maximum EBITDA” (as defined in the Employment Agreement), then Mr. Phillips’ Bonus for such calendar year shall be equal to 150% of the Target Bonus; (iv) is less than Minimum EBITDA, then Mr. Phillips’ Bonus for such calendar year shall be $0 and no Bonus shall be paid to him; or (v) is greater than Target EBITDA but less than the Maximum EBITDA, or is less than Target EBITDA but greater than Minimum EBITDA, then Mr. Phillips’ Bonus for such calendar year shall be determined by interpolating on a straight line basis between the Bonus amounts set forth in the following table and the corresponding level of Adjusted EBITDA. The Board or the Compensation Committee of the Board will establish a target goal each year for Adjusted EBITDA (the “Target EBITDA”).

Pursuant to the Employment Agreement, Mr. Phillips is also entitled to receive (i) an equity compensation award, consisting of Restricted Stock Units (“RSUs”) and non-incentive stock options (the “Options”), to be granted to Mr. Phillips at the close of business on the second business day following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and (ii) annual equity compensation awards, consisting of RSUs and Options, to be granted to Mr. Phillips in 2019 and each subsequent calendar year during the term of the Employment Agreement. Each award will consist of (A) that number of RSUs equal in Value (as defined in the Employment Agreement) on the date of the grant to 33.33% of Mr. Phillips’ base salary, and (B) that number of Options equal in Value (as defined in the Employment Agreement) on the date of the grant to 16.67% of Mr. Phillips’ base salary. The RSUs will be subject to three-year cliff vesting, with the entire award vesting 36 months from the grant date. The Options will vest over a three-year period, with 1/3 vesting on each annual anniversary of the grant date. The exercise price per share of the Options will be equal to the fair market value of the Company’s common stock on the grant date.

All RSUs described above will be granted using substantially the form of Restricted Stock Unit Grant Agreement attached to the Employment Agreement as Annex A (“RSU Agreement”). All Options described above will be granted using substantially the form of Non-Incentive Stock Option Agreement attached to the Employment Agreement as Annex B (the “Option Agreement”).

The foregoing is only a summary of the Employment Agreement, the RSU Agreement, and the Option Agreement, which is qualified in its entirety by the Employment Agreement attached hereto as Exhibit 10.1 and the RSU Agreement and Option Agreement attached as Annex A and Annex B, respectively, of the Employment Agreement, all of which are incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.     Description

10.1	Amended and Restated Employment Agreement dated March 26, 2018, effective January 1, 2018, between the Company and Todd L. Phillips, including the Restricted Stock Unit Grant Agreement and the Non-Incentive Stock Option Agreement attached thereto as Annex A and Annex B, respectively.
99.1	Press release dated March 26, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date:	March 26, 2018	By:	/s/ Todd L. Phillips
Todd L. Phillips
Chief Executive Officer, President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description

10.1	Amended and Restated Employment Agreement dated March 26, 2018, effective January 1, 2018, between the Company and Todd L. Phillips, including the Restricted Stock Unit Grant Agreement and the Non-Incentive Stock Option Agreement attached thereto as Annex A and Annex B, respectively.
99.1	Press release dated March 26, 2018.

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